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                                                                    Exhibit 99.2
                               ONTARGET, INC.
                            1999 STOCK AWARD PLAN

                           STOCK OPTION AGREEMENT
                          (Incentive Stock Option)

Employee/Optionee:
                                             -----------------------------------

Number of ISO Shares:                                       Shares
                                             ---------------

ISO Option Exercise Price:                   $              per Share
                                              --------------

Date of ISO Grant:
                                             ------------------------

ISO Vesting Schedule:                        No. Shares      Date
                                             ----------      ----
                                             -------------   ---------
                                             -------------   ---------
                                             -------------   ---------
                                             -------------   ---------
                                             -------------   ---------


     THIS OPTION AGREEMENT (the "Agreement") is entered into as of the
      day of              , 1999, by and between ONTARGET, INC., a Georgia
-----       --------------
corporation (the "Company"), and the employee designated above (the
"Optionee").

                              W I T N E S S E T H:
                              - - - - - - - - - -

     WHEREAS, the OnTarget, Inc. 1999 Stock Award Plan (the "Plan") was adopted by the Company, a copy of which is attached hereto as Exhibit A and incorporated herein by reference; and

     WHEREAS, the Board of Directors of the Company or the Committee responsible for the administration of the Plan has determined to grant the Option to the Optionee as provided herein;

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.   Grant of Option.

     1.1  Option.  An option to purchase shares of the Company's Common Stock,
          -------
par value $.01 per share (the "Shares"), is hereby granted to the Optionee (the "Option").

     1.2  Number of Shares.  The number of Shares that the Optionee can
          ----------------
purchase upon exercise of the Option is set forth above.

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     1.3  Option Exercise Price.  The price the Optionee must pay to exercise
          ---------------------
the Option (the "Option Exercise Price") is set forth above.

     1.4  Date of Grant.  The date that the Option is granted (the "Date of
          -------------
Grant") is set forth above.

     1.5  Type of Option.  The Option is intended to qualify as an Incentive
          --------------
Stock Option within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended from time to time, or any successor provision thereto, and shall be so construed; provided, however, that nothing in this Agreement shall be interpreted as a representation, guarantee or other undertaking on the part of the Company that the Option is or will be determined to be an Incentive Stock Option within the meaning of Section 422 of the Code. To the extent this Option is not treated as an Incentive Stock Option, it will be treated as a Nonqualified Stock Option.

     1.6  Construction.  This Agreement shall be construed in accordance
          ------------
and consistent with, and subject to, the provisions of the Plan (the provisions of which are incorporated herein by reference) and, except as otherwise expressly set forth herein, the capitalized terms used in this Agreement shall have the same definitions as set forth in the Plan.

     1.7  Condition.  The Option is conditioned on the Optionee's execution
          ---------
of this Agreement. If this Agreement is not executed by the Optionee, it may be canceled by the Board of Directors.

2. Duration. The Option shall be exercisable to the extent and in the manner provided herein for a period of ten (10) years from the Grant Date (the "Exercise Term"); provided, however, that the Option may be earlier terminated as provided in Section 1.7 and Section 5 hereof.

3. Vesting. The Option shall vest, and may be exercised, with respect to the Shares subject thereto, on or after the dates set forth above, subject to earlier termination of the Option as provided in Section 1.7 and Section 5 hereof or in the Plan and subject to the limitations on exercise contained in
Section 7 hereof.

4.   Manner of Exercise and Payment.

     4.1 To exercise the Option, the Optionee must deliver a completed copy of the Option Exercise Form, attached hereto as Exhibit B and incorporated herein by reference, to the address indicated on such Form or such other address designated by the Company from time to time. The Option may be exercised in whole or in part. Within thirty (30) days of delivery of the Option Exercise Form, the Company shall deliver certificates evidencing the Shares to the Optionee, duly endorsed for transfer to the Optionee, free and clear of all liens, security interests, pledges or other claims or charges. Contemporaneously with the delivery of the Option Exercise Form, Optionee shall tender the Option Exercise Price to the Company, by cash, check, wire transfer or other means acceptable to the Company pursuant to the Plan.

     4.2 The Optionee shall not be deemed to be the holder of, or to have any of the rights of a holder with respect to any Shares subject to the Option until (i) the Option shall have been

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exercised pursuant to the terms of this Agreement and the Optionee shall have paid the full purchase price for the number of Shares in respect of which the Option was exercised, (ii) the Company shall have issued and delivered the Shares to the Optionee, and (iii) the Optionee's name shall have been entered as a shareholder of record on the books of the Company, whereupon the Optionee shall have full voting and other ownership rights with respect to such Shares.

5.   Termination of Employment.

     5.1  Termination for Cause.  If the Optionee's employment is terminated
          ---------------------
by the Company for Cause, all outstanding unvested Options granted to the Optionee shall expire immediately, and the Optionee's right to exercise any then outstanding Options (whether or not vested) shall terminate immediately upon the date that the Committee determines is the Optionee's date of termination of employment.

     5.2  Termination of Employment for Other Reasons.  Subject to Section
          -------------------------------------------
3.2, if the Optionee's employment is terminated by the Company without Cause, or the Optionee voluntarily terminates his employment (including upon Retirement, death, or Disability), all outstanding unvested Options shall expire as of the date of termination of employment, and any Options vested as of the date of termination shall remain exercisable at any time prior to their expiration date or for three (3) months (twelve (12) months if termination is due to death or disability) after the date of termination of employment, whichever period is shorter.

     5.3  Employment by Subsidiary.  For purposes of this Section and
          ------------------------
Section 9, employment with the Company includes employment with any Subsidiary of the Company. A change of employment between the Company and any Subsidiary or between Subsidiaries is not a termination of employment under this Agreement.

6. Nontransferability. The Option shall not be transferable other than by will or by the laws of descent and distribution. During the lifetime of the Optionee, the Option shall be exercisable only by the Optionee.

7.   Restrictions on the Options; Restrictions on the Shares.

     7.1  Securities Laws Restrictions.  The Option may not be exercised at
          ----------------------------
any time unless, in the opinion of counsel for the Company, the issuance and sale of the Shares issued upon such exercise is exempt from registration under the Securities Act of 1933, as amended, or any other applicable federal or state securities law, rule or regulation, or the Shares have been duly registered under such laws. The Company shall not be required to register the Shares issuable upon the exercise of the Option under any such laws. Unless the Shares have been registered under all applicable laws, the Optionee shall represent, warrant and agree, as a condition to the exercise of the Option, that the Shares are being purchased for investment only and without a view to any sale or distribution of such Shares and that such Shares shall not be transferred or disposed of in any manner without registration under such laws, unless it is the opinion of counsel for the Company that such a disposition is exempt from such registration. The Optionee acknowledges that an appropriate legend giving notice of the foregoing restrictions shall appear conspicuously on all certificates evidencing the Shares issued upon the exercise of the Option in accordance with Section

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11-8-204 of the Georgia Uniform Commercial Code. The legend shall appear as
--------
follows, or in other words of like import as determined by the Company:

          THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD, TRANSFERRED, OR OTHERWISE DISPOSED OF UNLESS THEY HAVE BEEN REGISTERED OR AN EXEMPTION FROM REGISTRATION IS AVAILABLE.

          TRANSFER OF SHARES REPRESENTED HEREBY IS RESTRICTED BY THE TERMS OF AN OPTION AGREEMENT AND BY A STOCK OPTION PLAN.

     7.2  Limitation Upon Exercise.  Notwithstanding any other provision
          ------------------------
herein, no Option shall be exercisable if the exercise of the Option would cause the Company's S corporation election to terminate.

     7.3  Shareholder's Agreement.  The Optionee acknowledges and agrees that,
          -----------------------
unless an effective registration statement has been filed with the Securities and Exchange Commission covering the Shares of the Company, Optionee must, immediately prior to or simultaneously with the exercise of any Option, agree in writing to be bound by the terms, conditions, and restrictions of the then current Shareholders Agreement of the Company.

     7.4  Repurchase of Shares After Termination.  Until the effective date of
          --------------------------------------
a registration statement filed with the Securities Exchange Commission covering the Shares of the Company, if Optionee ceases to be employed by the Company, which termination may be with or without Cause or for any reason whatsoever (including death, Disability, or Retirement), then the Company shall have the right in its sole discretion to purchase all of the Shares acquired by exercise of the Option no later than thirty (30) days after such termination (or with respect to Shares acquired upon exercise of the Option after termination, no later than thirty (30) days after the date of such exercise). In the event of Optionee's death, this Section 7.4 shall be binding upon the Optionee's beneficiary or the representative or executor of Optionee's estate.

          (a) Termination Repurchase Price.  The price the Company shall pay for
              ----------------------------
     each Share in the event Optionee's employment is terminated (the "Termination Repurchase Price") will be an amount of cash equal to the fair market value of a Share determined by the Board of Directors in the same manner and amount as if determining the Option Exercise Price under the Plan, all determined as of the date of Optionee's termination of employment, but not less than the exercise price paid.

          (b) Form of Payment.  The Termination Repurchase Price shall be
              ---------------
     payable by delivery of the Company's promissory note (the "Termination Note") evidencing the Company's obligation to pay the Termination Repurchase Price with interest accruing at a rate of six per cent (6%) per annum. If the Optionee's employment with the Company is terminated by the Optionee, then such payments shall be paid in thirty-six (36) equal

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     monthly installments commencing thirty (30) days after closing. If the
     Optionee's employment with the Company is terminated by the Company, then such payments shall be paid in twelve (12) equal monthly payments commencing thirty (30) days after closing. The Company shall have the discretion to accelerate any or all payments.

          (c) Closing.  At a time no later than thirty (30) days after the
              -------
     Optionee's employment terminates as described above (or with respect to Shares acquired upon exercise of the Option after termination of employment, at a time no later than thirty (30) days after the Optionee's exercise of the Option), the Optionee shall deliver a certificate or certificates representing all of the Shares, duly endorsed for transfer to the Company, free and clear of all liens, security interests, pledges or other claims or charges. Contemporaneously with the delivery of the certificates evidencing the Shares, the Company shall deliver the Termination Note.

     7.5  Right of First Refusal; Closing.  Until the effective date of a
          -------------------------------
registration statement filed with the Securities Exchange Commission covering the Shares of the Company, the Optionee agrees that he shall not sell, assign or transfer any of the Shares without first obtaining a bona fide written offer (the "Outside Offer") from a non-affiliated third party to purchase such Shares, and, before accepting such offer, delivering a written offer to the Company (the "Inside Offer") to sell the Shares at the same price and on the same terms as those contained in the Outside Offer. Within ten (10) days after receipt of the Inside Offer, the Company shall determine the bona fide nature of the Outside Offer and the Optionee shall be responsible for providing additional information to the Company to show the bona fide nature of the Outside Offer. The Company (or, at the Company's sole election, the assignee or assignees selected by the Company) will have thirty (30) days after receipt of the Inside Offer within which to notify the Optionee of its acceptance of the Inside Offer with respect to all, but not less than all, of the Shares so offered. If the Inside Offer is not accepted by the Company (or its assignee) within thirty (30) days, then the Optionee shall be free to sell, transfer or assign the Shares so offered to the third party at the price and on the terms contained in the Outside Offer; provided, however, the Company may refuse to recognize such transaction if it had determined that the Outside Offer was not bona fide. If the Company (or its assignee) notifies the Optionee of its acceptance of the Inside Offer, then the Company (or its assignee) shall set a date for the closing of such transfer, which shall be within sixty (60) days of such notice of acceptance. At such closing, the Optionee shall deliver a certificate or certificates representing the Shares to be sold, free and clear of all liens, security interests, pledges or other claims or charges, and the Company (or its assignee) shall tender the purchase price as determined in this Section to the Optionee, by cash, check, wire transfer or other means acceptable to the Optionee.

8. Investment Intent. The Optionee understands and acknowledges that the Shares have not been registered under the Securities Act of 1933 or any state securities law, and are consequently subject to the distribution restrictions in
Section 7.1 above. The Optionee acknowledges that the Company makes no representation that the Shares will ever be registered or that there shall ever be a public market for the Shares. The Optionee warrants that if he or she exercises the Option, the Optionee is acquiring the Shares for his or her own account for the purpose of investment, and not with a view to or for sale in connection with any distribution thereof.

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9.  No Right to Continued Employment.  Nothing in this Agreement or the Plan shall be interpreted or construed to confer upon the Optionee any right with respect to continuance of employment by the Company, nor shall this Agreement or the Plan interfere in any way with the right of the Company to terminate the Optionee's employment at any time.

10. Adjustments. In the event of a change in capitalization, such as a stock split, or a corporate transaction, such as any merger, consolidation, reorganization, separation, including a spin-off, or other distribution of stock or property of the Company, the Committee (or the board of directors or committee of the successor or surviving corporation that is responsible for administration of the Plan) shall make appropriate adjustments to the number and class of Shares or other stock or securities subject to the Option and the purchase price for such Shares or other stock or securities. The Committee's adjustment shall be made in accordance with the provisions of Section 4.3 of the Plan and shall be effective and final, binding and conclusive for all purposes of the Plan and this Agreement.

11. Certain Events. Upon the effective date of (i) the liquidation or dissolution of the Company or (ii) a merger, consolidation or other business combination involving the Company (a "Transaction"), the Option shall continue in effect in accordance with its terms and the Optionee shall be entitled to receive in respect of all Shares subject to the Option, upon exercise of the Option (once it is vested and exercisable according to its terms), the same number and kind of stock, securities, cash, property or other consideration that each holder of Shares was entitled to receive in the Transaction.

12.  Withholding of Taxes.

     12.1 The Company shall have the right to deduct from any distribution of cash to the Optionee an amount equal to the federal, state and local income taxes and other amounts as may be required by law to be withheld (the "Withholding Taxes") with respect to the Option. If the Optionee is entitled to receive Shares upon exercise of the Option, the Optionee shall pay the Withholding Taxes (if any) to the Company in cash prior to the issuance of such Shares. In satisfaction of the Withholding Taxes, the Optionee may make a written election (the "Tax Election"), which may be accepted or rejected in the discretion of the Committee, to have withheld a portion of the Shares issuable to him or her upon exercise of the Option, having an aggregate Fair Market Value equal to the withholding Taxes, provided that, if the Optionee may be subject to liability under Section 16(b) of the Exchange Act, the election must comply with the requirements applicable to Share transactions by such Optionees.

     12.2 If the Optionee makes a disposition, within the meaning of Section 424(c) of the Code and regulations promulgated thereunder, of any Share or Shares issued to him pursuant to his exercise of the Option within the two-year period commencing on the day after the Grant Date or within the one-year period commencing on the day after the date of transfer of such Share or Shares to the Optionee pursuant to such exercise, the Optionee shall, within ten (10) days of such disposition, notify the Company thereof, by delivery of written notice to the Company at its principal executive office, and immediately deliver to the Company the amount of Withholding Taxes.

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13.  Employee Bound by the Plan.  The Optionee hereby acknowledges receipt of a copy of the Plan and agrees to be bound by all the terms and provisions thereof.

14. Adjustments for Pooling-of-Interests Accounting. If the Company enters into a transaction which is intended to be accounted for using the pooling-of-interests method of accounting, but it is determined by the Board that the Option or any aspect thereof could reasonably be expected to preclude such treatment, then the Board, without the consent of the Participant, may modify (to the minimum extent required) or revoke (if necessary) the Option or any of the provisions thereof to the extent that the Board determines that such modification or revocation is necessary to enable the transaction to be subject to pooling-of-interests accounting.

15. Modification of Agreement. Except as provided in Section 14, this Agreement may not be modified, amended, suspended or terminated, and any terms or conditions may not be waived, except by a written instrument executed by the parties hereto.

16. Severability. Should any provision of this Agreement be held by a court of competent jurisdiction to be unenforceable or invalid for any reason, the remaining provisions of this Agreement shall not be affected by such holding and shall continue in full force in accordance with their terms.

17. Governing Law. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Georgia without giving effect to the conflicts of laws principles thereof.

18. Successors in Interest. This Agreement shall inure to the benefit of and be binding upon each successor corporation. This Agreement shall inure to the benefit of the Optionee's legal representatives. All obligations imposed upon the Optionee and all rights granted to the Company under this Agreement shall be final, binding and conclusive upon the Optionee's heirs, executors, administrators and successors.

19. Resolution of Disputes. Any dispute or disagreement which may arise under, or as a result of, or in any way relate to, the interpretation, construction or application of this Agreement shall be determined by the Committee. Any determination made hereunder shall be final, binding and conclusive on the Optionee and the Company for all purposes.

20. Legal Construction. The legal construction and interpretation of this Agreement (including, but not limited to, issues of gender, plural and singular, governing law, and severability) shall be governed by the provisions of Article 18 of the Plan.

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     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                        ONTARGET, INC.


                                        By:
                                             -----------------------------
                                        Name:
                                             -----------------------------
                                        Title:
                                             -----------------------------


     By signing below, Optionee hereby (i) acknowledges receipt of a copy of the Plan which is attached hereto as Exhibit A, (ii) represents that he or she is familiar with the terms and provisions hereof and thereof, and (iii) accepts the Option subject to all the terms and provisions hereof and thereof. Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Board of Directors of the Company, or the Compensation Committee or other Committee responsible for the administration of the Plan, upon any questions arising under the Plan. Optionee authorizes the Company to withhold, in accordance with applicable law, from any compensation payable to him or her, any taxes required to be withheld by federal, state or local law as a result of the grant, existence or exercise of the Option.

                                        OPTIONEE


                                        Signature:
                                                  --------------------------
                                        Name:
                                                  --------------------------


                              [EXHIBITS FOLLOW]

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                                  EXHIBIT B
                                  ---------

                            OPTION EXERCISE FORM
                            --------------------

     I,                              , do hereby exercise the Option with a Date
        -----------------------------
of Grant of                    ,        granted to me by the Option Agreement
            -------------------  ------
executed in connection therewith. The number of Shares being purchased, the Exercise Price, and the Total Option Exercise Price are set forth below:


Number of Shares:                                                     Shares
                                                         -------------

Option Exercise Price Per Share                     x   $____________ per Share

Total Option Exercise Price:                        =   $________. ____



The Total Option Exercise Price is included with this Form.


Date:
     --------------------------------        ----------------------------------
                                                         Signature

Send or deliver this Form with an original signature to:

OnTarget, Inc.
3348 Peachtree Road N.E.
Suite 700
Atlanta, GA  30326
Attn:
     ------------------

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